EXHIBIT 6.46


                               SUBLEASE AGREEMENT


         THIS AGREEMENT made this 22nd day of July, 1999, by and between Dennis
W. Meyer, Inc., hereinafter referred to as "Sub-lessor"; and 1-800-AutoTow Gulf Coast East, Inc., a Florida Corporation with principal offices in Palm Beach County, Florida, hereinafter referred to as "Tenant".

         WHEREAS Sub-lessor leases from Sheldon Wind Trustee: of the 2600 24th Street Trust, the owners of the real property located in Pinellas County, which property has a physical address of 2600 24th Street North, St. Petersburg, Florida 33615.

         WHEREAS the parties desire to enter a sublease agreement to define their respective rights, duties and liabilities relating to the potion of the premises to be subleased.

         WHEREAS the parties agree that if for any reason the lease between the Owner and the Sub-lessor is cancelled or not renewed, this sub-lease shall be null and void.

                                   WITNESSETH

         IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. TERM Sub-lessor subleases to Tenant and Tenant hires and takes as Tenant the premises at the above physical address, for the remaining term of the original Lease. The rental period shall begin on the 1st day of August, 1999, and shall end January 31, 2002 (hereinafter the termination date).

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         2. RENT The Sub-Lessee hereby covenants and agrees to pay rent to
Sub-Lessor in the amount of $2,575 (plus applicable sales tax) subject to an annual 3% increase on February 26 of each year during the term of the sublease.

         3. PROPERTY ASSESSMENTS All taxes assessed against the property by the Pinellas County Tax Appraiser's office shall be paid by Sub-Lessee to Sub-Lessor.

         4. INSURANCE Tenant shall be responsible for and required to maintain insurance on its operations conducted on the property being Sub-leased. Such insurance must include, but is not limited to: liability insurance against personal injury for all persons on, within, or about the Subleased premises whether employees or business invitees/licensees. In addition, Sub-Lessee will maintain building and property coverage in the amount of $100,000 and $500,000 in liability coverage. Failure to maintain such insurance shall constitute a breach of this agreement. Sub-lessor shall, at no expense to Sub-lessor, be named an additional named insured on such policies of insurance.

         5. USE OF PREMISES Tenant shall use or permit the premises to be used for all purposes consistent with a vehicle towing service and attendant repair services. Tenant shall not perform any act or use the premises in any manner that may be prohibited under fire, safety, health or sanitation codes or regulations.

         Tenant shall comply with all governmental laws, ordinances, regulations and statutes affecting the premises either now or in the future. Tenant shall not use the premises in any manner which is unlawful and any such use shall terminate the Sublease immediately.

         Sub-lessor shall put Tenant in actual possession of the premises at the beginning of the term and hereby covenants that Tenant, on paying the said rent and performing the covenants herein agreed to, shall peacefully and quietly have, hold and enjoy the said demised premises for the entire term, subject to the terms of this Sublease. If for any reason Sub-lessor does not deliver possession of the premises at the commencement of the term, but does so deliver possession within thirty (30) days of the commencement of the term of the Sublease, then this Sublease shall not be void or voidable. However, there shall be a proportionate reduction in total rent covering the period between the commencement of the term and actual delivery of the premises to Tenant, in the event of late delivery by Sub-lessor. Any delivery of the premises later than thirty (30) days of the commencement of the term of the Sublease shall render this Sublease voidable by Tenant, and Tenant may so void by providing Sub-lessor with notice that such Sublease shall be void if the premises herein Subleased by Tenant are not delivered within a period no less than five (5) days after such notice. Sub-lessor shall not be liable to Tenant for any loss or damage resulting from any failure of Sub-lessor to deliver the premises to Tenant, except Sub-lessor shall promptly return any unearned sums paid or deposited by Tenant.

         In the event either party seeks enforcement of this Sublease against the other party, then the prevailing party shall be awarded as damages all costs and reasonable attorney's fees incurred in such enforcement.

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         Sub-lessor represents that there are no environmental violations with respect to any prior usage of the premises and shall defend and hold Tenant harmless for any claim made with respect to any such prior usage.

         6. RESPONSIBILITIES OF PARTIES Tenant shall provide and pay for electric power, water, sewage, garbage collection, and any and all costs or expenses of normal maintenance of the portion of the property it Subleases subject to normal wear and tear. Tenant shall also maintain its appliances, heating, air conditioning, plumbing, water heater, telephone system, backup generator or the like in usable and safe condition.

         Tenant will keep the premises in a clean and healthy condition, in accordance with the ordinances of the applicable municipal government or other governing body and the direction of the proper authorities; Tenant will keep the premises in good repair, and at the end of the term will deliver the premises in good order and condition, reasonable use and wear alone excepted. Sub-lessor or his agents shall be permitted at any time upon notice during the term hereby created to enter and examine said premises at any reasonable hour of the day. Whenever necessary for any repairs, servants and agents of the Sub-lessor shall be permitted to enter and to make the same. "Reasonable hours" shall be deemed to be at least twenty-four hours advance notice to Tenant except for the making of repairs.

         Tenant will not assign, transfer, or set over this Sublease, or sublet all or any part of the premises, without explicit written agreement of the Sub-lessor, which shall not be unreasonably withheld. Any attempt to transfer, assign or set over this Sublease, or to sublet all or any part of the premises without such explicit written agreement of the Sub-lessor shall immediately terminate this Sublease, and Tenant shall remain responsible for all sums due under this Sublease.

         During the three months prior to the expiration of the term hereby created, if notice to terminate has been given, Tenant will permit the Sub-lessor or his agents to enter and show its portion of the premises to persons desiring to rent the same during reasonable hours of the day until rented. Any such showings shall be with at least 24 hours advance notice whenever possible. During the last thirty (30) days of the three month period prior to the expiration of the term hereby created, Tenant will permit the Sub-lessor or his agent to place upon the said premises any notice or sign of "For Rent" or the like, and Tenant shall allow any such notice or sign to remain there without hindrance or molestation until rented. Tenant will permit the Sub-lessor or his agent to place upon the said premises any notice or sign of "For Sale" or the like at any time, and Tenant shall allow any such notice or sign to remain there without hindrance or molestation until such property is sold.

         7. CONDITION OF PREMISES Sub-lessor's sole liability in the event that any portion of the premises is denied use to Tenant by any governmental authority or agency shall be a pro-rata abatement of rent.

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         Tenant shall not remove any Sublease hold improvements whether made by
Sub-lessor or Tenant, inclusive of window dressings, carpeting, wall coverings, doors and all other such improvements, unless specifically agreed to by Sub-lessor in writing.

         Tenant shall, upon vacating the premises for any reason, leave the premises in a clean, repaired, tenantable condition, normal wear and tear excepted, and shall be responsible for all costs or expenses necessary to place the premises in such condition, including such reasonable charges as may be made by Sub-lessor for Sub-lessors time and efforts to place such premises into such proper condition.

         8. DAMAGE TO PREMISES If the premises, during the term of this Sublease, are destroyed or damaged by fire, storm or other unavoidable casualty so that they are rendered unfit for Tenant, or in case Tenant shall be prevented from using the premises by reason of any action on the part of city or state officers, then the rent or a just proportionate part thereof according to the nature and extent of the injury sustained, shall be suspended or abated until the premises shall have been put in proper condition for use by Tenant, or until Tenant is permitted to resume use by said city or state officers. In case of fire, Tenant shall give immediate notice to the Sub-lessor, who shall cause the damage to be repaired with all convenient speed; but if the premises are so damaged that use by Tenant will be delayed by more than thirty (30) days, then Tenant shall have the option to terminate and any prepaid rent unaccrued to the time of such damage shall be refunded to Tenant together with Tenant's security deposit.

         9. PROHIBITION AGAINST OTHER LIENS In accordance with Florida Statutes at 713.10, Tenant is specifically prohibited against contracting for any repairs, construction or improvements wherein the premises may be subject to a lien by any laborer, contractor or material supplier. All such persons shall specifically waive any and all lien rights otherwise available under law as a condition precedent to entering the premises, delivering goods and/or performing services. Tenant is specifically not Sub-lessor's agent for any such repair or improvement, and is without authority of any type or kind to commit to contracts on behalf of Sub-lessor, or to subject the premises to any lien. Sub-lessor may cause a short form of this Sublease to be recorded in the office of the Recording Clerk of the county where the premises are located.

         10. SUBORDINATION AND ATTORNMENT Tenant agrees: (a) that, except as hereinafter provided, this Sublease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any mortgages or security instruments (collectively called "Mortgage") that now exist, or may hereafter be placed upon the premises or any part thereof, and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof, now or at any future time,
(b) that if the holder of any such Mortgage ("Mortgagee") or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will attorn to, and recognize such Mortgagee or purchaser, as the case may be, as Sub-lessor under this Sublease for the balance then remaining of the Sublease Term, subject to all the terms of this Sublease Agreement and any extensions thereof; and (c) that the aforesaid provision shall be self operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser in which event Tenant shall execute such instrument or document within ten (10) days after the request therefor. Should Sub-lessor or any Mortgagee or purchaser desire confirmation of such subordination or attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Sub-lessor, the Mortgagee or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form.

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         11. BREACH Tenant shall breach this Sublease and shall be considered in default if:

                  (a) Tenant fails to pay any rent due within seven (7) days of the date due, and after notice is received.

                  (b) Tenant fails to perform or comply with any of the non-monetary covenants or conditions of this Sublease and such failure continues for a period of thirty (30) days after receipt of notice thereof from Sub-lessor;

                  (c) Breach by Tenant shall be deemed as a notice under paragraph 22(a) as of the date of breach, if such breach is not cured timely by Tenant, as provided in this Sublease Agreement;

         In the event of a breach in the Sublease as set forth above, the rights of the Sub-lessor shall be as follows:

                  (a) Sub-lessor shall have the right to terminate the Sublease subject to paragraph (c) below, by giving to Tenant not less than thirty (30) days notice. On expiration of the time fixed in the notice, the Sublease shall terminate, except as to Tenant's liability, as of the date fixed in the notice of cancellation; and

                  (b) All notices, demands or writings in this Sublease shall be deemed to have been fully given when made in writing and deposited in U. S. Mail, certified return receipt requested, to the addresses of the respective parties first stated herein, or at the Subleased premises. The addresses to which any notice, demand or writing may be given as above provided may be changed by written notice given by such party as above provided.

                  (c) Neither party shall have the right to cancel this Sublease for default of the other party unless such default remains for thirty (30) days after notice in writing given such defaulting party specifying the nature of the default; provided, however, that if, because of the circumstances beyond the Sub-lessor's control, the Sub-lessor cannot cure the default on his part within such time, and such default does not interfere with Tenant's use, occupancy and quiet enjoyment of the demised premises, then the Sub-lessor shall have reasonable additional time in which to cure such default.

         If Tenant holds possession of the premises after the term of this Sublease, Tenant shall become a Tenant from month to month. Tenant shall continue to be a month to month Tenant until the tenancy shall be terminated by the Sub-lessor or until Tenant has given to Sub-lessor a written notice of at least one (1) month, prior to the date of termination of the monthly tenancy of Tenant's intention to terminate the tenancy.

         On the termination date, Tenant shall timely remove from the premises, and shall leave the premises in good and proper condition. Failure to so remove and leave the premises in good and proper condition shall conclusively establish that:

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                  (a) That Tenant has held over; and

                  (b) That Tenant has knowingly accepted as a month to month rent such sum as may be permitted by statute in respect to the rent provided for herein; and

                  (d) That such reliance by Sub-lessor shall not impair Sub-lessors right to retake such premises or terminate tenancy or any other right granted by the laws of the State of Florida or in this Sublease, without regard to this paragraph.

         The covenants and condition herein contained shall, subject to the provisions as to assignment, transfer, subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. All of the parties hereto shall be jointly and severally liable hereunder.

         The remedies herein given to the Sub-lessor shall be cumulative and the exercise of any one remedy by the Sub-lessor shall not be to the exclusion of any other remedy.

         This Sublease shall at all times be construed and subject to the laws of the State of Florida. Any provision contained herein which conflicts with such laws shall be construed in the manner required by any such law, and such law shall control in lieu of any provision.

         12. RULES AND REGULATIONS Sub-lessor may from time to time publish reasonable rules and regulations necessary to maintain the safety, cleanliness, orderliness and good functioning of the premises; and such rules and regulations shall be as binding upon Tenant as if contained herein.

         13. TENANT'S PROPERTY Sub-lessor shall not be responsible or liable for any property of Tenant, and Tenant shall maintain contents insurance upon said property within the premises. Should Tenant fail to maintain such insurance, then in the event of any loss, unless caused by Sub-lessor's negligence, Sub-lessor shall not be liable, and Tenant hereby waives any claim or right of action against Sub-lessor.

14. ATTORNEYS' FEES If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, investigatory expenses in addition to any other relief that may be available.

         IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and date set forth above.

Witnessed:                                  "Tenant"
                                            1-800-AutoTow Gulf Coast East, Inc.

/s/ Delmer C. Gowing                        /s/ Steven B. Teeters
---------------------                       -------------------
Delmer C. Gowing                            Steven B. Teeters
Attorney at Law                             Treasurer


                                            "Sub-lessor"

                                            /s/ Dennis Meyer
                                            ---------------------
                                            Dennis Meyer, Sub-lessor

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